Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS SECOND QUARTER RESULTS

•	Net income of $2.48 per diluted share

•	Adjusted operating income* of $1.36 per diluted share

•	ROE 5.1% and adjusted operating ROE* 7.8% for the trailing twelve months

•	COVID-19 claims, including IBNR, were estimated to be $300 million on a global basis

ST. LOUIS, August 4, 2020 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported second quarter net income of $158 million, or $2.48 per diluted share, compared with $202 million, or $3.18 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $87 million, or $1.36 per diluted share, compared with $211 million, or $3.31 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.07 per diluted share on net income and an adverse effect of $0.04 per diluted share on adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2020	2019	2020	2019
Net premiums	$2,790	$2,764	$5,609	$5,502
Net income	158	202	70	372
Net income per diluted share	2.48	3.18	1.11	5.83
Adjusted operating income*	87	211	176	378
Adjusted operating income per diluted share*	1.36	3.31	2.78	5.92
Book value per share	184.78	170.64
Book value per share, excluding accumulated other comprehensive income (AOCI)*	128.82	128.54
Total assets	80,729	72,044

*	See ‘Use of Non-GAAP Financial Measures’ below

In the second quarter, consolidated net premiums totaled $2.8 billion, an increase of 1% over last year’s second quarter, with adverse net foreign currency effects of $45 million. Compared with the year-ago period, excluding spread-based businesses and the value of associated derivatives, investment income decreased 1% and the average investment yield decreased 31 basis points from the prior-year period to 4.07% due to lower variable investment income and an increase in cash and cash equivalents.

The effective tax rate this quarter was 18.9% on pre-tax income. The effective tax rate was 20.3% on pre-tax adjusted operating income for the quarter, below the expected range of 23% to 24% due to the geographic mix of earnings, lower-than-expected global intangible low-taxed income (“GILTI”) and favorable adjustments resulting from tax returns filed.

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Anna Manning, President and Chief Executive Officer, commented, “We would like to express our heartfelt sympathy to all who are suffering from the devastating effects of the pandemic. The health and safety of RGA's employees and their families continue to be a top priority.

“We did experience a material level of excess mortality claims in the U.S. that we believe to be COVID-19 related; however, COVID-19 claims from the rest of the world were relatively modest. While our operating results were negatively impacted by the various effects of COVID-19, most of our segments reported results that were in line with or better than expectations. Our morbidity experience in all key markets was favorable and our Global Financial Solutions results were very strong. We were pleased with the resilience of our business in this challenging environment.

“During the quarter we took measured and proactive action to raise additional capital to further strengthen our balance sheet, and we ended the quarter with excess capital of approximately $1.4 billion. With our strong balance sheet and diversified global platform, we believe that our global business is well positioned to successfully manage through this period of uncertainty.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported a pre-tax loss of $158 million, compared with pre-tax income of $55 million in the second quarter of 2019. Pre-tax adjusted operating losses totaled $165 million, compared with pre-tax adjusted operating income of $59 million the year before. Results reflected unfavorable individual mortality experience due to excess claims that we believe are COVID-19 related.

Traditional net premiums increased slightly from last year’s second quarter to $1,454 million.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $93 million, compared with pre-tax income of $72 million last year. Second quarter pre-tax adjusted operating income totaled $63 million, compared with $69 million a year ago. The current-year period results were positively affected by the recovery in the equity markets.

The Capital Solutions business reported pre-tax income and pre-tax adjusted operating income of $24 million, an increase from $20 million the year before due to new business.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $44 million, compared with $46 million the year before. Pre-tax adjusted operating income totaled $40 million, compared with $45 million a year ago. The current period reflected the negative impact from COVID-19 claims, partially offset by
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favorable Group experience, while the year-ago period reflected very favorable individual mortality experience. Foreign currency exchange rates had an adverse effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums totaled $254 million for the quarter, a decrease from the year-ago period due to adverse foreign currency effects of $9 million.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported second quarter pre-tax income and pre-tax adjusted operating income of $4 million, unchanged from a year ago. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income and pre-tax adjusted operating income of $16 million, unchanged from last year’s second quarter. Results were in line with management's expectations as the negative impact from COVID-19 claims in the U.K. was offset by favorable morbidity experience overall and favorable mortality experience in Continental Europe. Net foreign currency fluctuations had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums increased slightly to $352 million in the second quarter. Foreign currency exchange rates adversely affected net premiums by $20 million.

Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported second quarter pre-tax income of $98 million, compared with $52 million in the year-ago period. Pre-tax adjusted operating income totaled $79 million, compared with $49 million in the year-ago period. Both periods were above expectations, with the current quarter reflecting favorable longevity experience. Net foreign currency fluctuations had an adverse effect of $3 million on pre-tax income and $2 million on pre-tax adjusted operating income.

Asia Pacific

Traditional

The Asia Pacific Traditional segment’s pre-tax income and pre-tax adjusted operating income totaled $47 million, compared with $34 million in the prior-year period. The current-period results in Asia were in line with our expectations, and Australia was break-even. Net foreign currency fluctuations had a favorable effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums totaled $607 million, up slightly from the prior-year period. Foreign currency exchange rates had an adverse effect of $12 million on net premiums.
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Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported second quarter pre-tax income of $26 million, compared with pre-tax income of $2 million in the prior-year period. Pre-tax adjusted operating income totaled $12 million, compared with $4 million the year before, attributable to continued new business growth in Asia. Net foreign currency fluctuations had an adverse effect of $1 million on pre-tax income and an immaterial effect on pre-tax adjusted operating income.

Reported net premiums totaled $31 million, down from a strong year-ago period. Foreign currency exchange rates had a favorable effect of $1 million on net premiums.

Corporate and Other

The Corporate and Other segment’s pre-tax income for the second quarter totaled $1 million, compared with pre-tax losses of $41 million the year before. Pre-tax adjusted operating losses totaled $11 million, compared with year-ago pre-tax adjusted operating losses of $33 million. The current-period loss was lower than the average expected run rate, primarily due to lower incentive compensation and travel-related expenses.

Dividend Declaration

The board of directors declared a regular quarterly dividend of $0.70, payable September 1 to shareholders of record as of August 14.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 9 a.m. Eastern Time on Wednesday, August 5. Interested parties may access the call by dialing 800-458-4121 (domestic) or 323-794-2093 (international). The access code is 2088938. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and
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interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.5 trillion of life reinsurance in force and assets of $80.7 billion as of June 30, 2020. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
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The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
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Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2020		2019
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss)	$158	$2.48	$202	$3.18
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	23	0.35	(16)	(0.25)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2)	(0.03)	(1)	(0.02)
Embedded derivatives:
Included in investment related gains/losses, net	(85)	(1.33)	11	0.17
Included in interest credited	6	0.09	14	0.22
DAC offset, net	(16)	(0.25)	(3)	(0.05)
Investment (income) loss on unit-linked variable annuities	(12)	(0.19)	(3)	(0.05)
Interest credited on unit-linked variable annuities	12	0.19	3	0.05
Interest expense on uncertain tax positions	3	0.05	2	0.03
Non-investment derivatives and other	3	0.05	—	—
Uncertain tax positions and other tax related items	(3)	(0.05)	2	0.03
Adjusted operating income	$87	$1.36	$211	$3.31

(Unaudited)	Six Months Ended June 30,
	2020		2019
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$70	$1.11	$372	$5.83
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(28)	(0.46)	(7)	(0.11)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(4)	(0.06)	4	0.06
Embedded derivatives:
Included in investment related gains/losses, net	198	3.13	(2)	(0.03)
Included in interest credited	15	0.24	16	0.25
DAC offset, net	(85)	(1.34)	(12)	(0.19)
Investment (income) loss on unit-linked variable annuities	1	0.02	(12)	(0.19)
Interest credited on unit-linked variable annuities	(1)	(0.02)	12	0.19
Interest expense on uncertain tax positions	6	0.09	4	0.06
Non-investment derivatives and other	1	0.02	—	—
Uncertain tax positions and other tax related items	3	0.05	3	0.05
Adjusted operating income	$176	$2.78	$378	$5.92
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended June 30, 2020
	Pre-tax Income (loss)	Income Taxes	Effective Tax Rate
GAAP income (loss)	$194,916	$36,778	18.9%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	30,682	6,691
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2,837)	(596)
Embedded derivatives:
Included in investment related gains/losses, net	(106,861)	(22,441)
Included in interest credited	7,010	1,472
DAC offset, net	(21,848)	(4,588)
Investment (income) loss on unit-linked variable annuities	(15,153)	(3,182)
Interest credited on unit-linked variable annuities	15,153	3,182
Interest expense on uncertain tax positions	4,032	847
Non-investment derivatives and other	3,910	821
Uncertain tax positions and other tax related items	—	3,194
Adjusted operating income	$109,004	$22,178	20.3%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Income (loss) before income taxes	$195	$260	$99	$477
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	31	(22)	(37)	(9)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(3)	(1)	(5)	5
Embedded derivatives:
Included in investment related gains/losses, net	(108)	13	250	(3)
Included in interest credited	7	18	19	20
DAC offset, net	(21)	(3)	(108)	(15)
Investment (income) loss on unit-linked variable annuities	(15)	(3)	1	(15)
Interest credited on unit-linked variable annuities	15	3	(1)	15
Interest expense on uncertain tax positions	4	2	8	5
Non-investment derivatives and other	4	—	1	—
Pre-tax adjusted operating income	$109	$267	$227	$480
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(158)	$—		$(7)		$(165)
Financial Solutions:
Asset-Intensive	93	81	(1)	(111)	(2)	63
Capital Solutions	24	—		—		24
Total U.S. and Latin America	(41)	81		(118)		(78)
Canada Traditional	44	(4)		—		40
Canada Financial Solutions	4	—		—		4
Total Canada	48	(4)		—		44
EMEA Traditional	16	—		—		16
EMEA Financial Solutions	98	(19)		—		79
Total EMEA	114	(19)		—		95
Asia Pacific Traditional	47	—		—		47
Asia Pacific Financial Solutions	26	(14)		—		12
Total Asia Pacific	73	(14)		—		59
Corporate and Other	1	(12)		—		(11)
Consolidated	$195	$32		$(118)		$109

(1)	Asset-Intensive is net of $(4) DAC offset.

(2)	Asset-Intensive is net of $(17) DAC offset.

(Unaudited)	Three Months Ended June 30, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$55	$—		$4		$59
Financial Solutions:
Asset-Intensive	72	(33)	(1)	30	(2)	69
Capital Solutions	20	—		—		20
Total U.S. and Latin America	147	(33)		34		148
Canada Traditional	46	(1)		—		45
Canada Financial Solutions	4	—		—		4
Total Canada	50	(1)		—		49
EMEA Traditional	16	—		—		16
EMEA Financial Solutions	52	(3)		—		49
Total EMEA	68	(3)		—		65
Asia Pacific Traditional	34	—		—		34
Asia Pacific Financial Solutions	2	2		—		4
Total Asia Pacific	36	2		—		38
Corporate and Other	(41)	8		—		(33)
Consolidated	$260	$(27)		$34		$267

(1)	Asset-Intensive is net of $(6) DAC offset.

(2)	Asset-Intensive is net of $3 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Six Months Ended June 30, 2020
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(220)	$—		$—		$(220)
Financial Solutions:
Asset-Intensive	55	(109)	(1)	160	(2)	106
Capital Solutions	47	—		—		47
Total U.S. and Latin America	(118)	(109)		160		(67)
Canada Traditional	67	9		—		76
Canada Financial Solutions	7	—		—		7
Total Canada	74	9		—		83
EMEA Traditional	33	—		—		33
EMEA Financial Solutions	128	(13)		—		115
Total EMEA	161	(13)		—		148
Asia Pacific Traditional	71	—		—		71
Asia Pacific Financial Solutions	1	21		—		22
Total Asia Pacific	72	21		—		93
Corporate and Other	(90)	60		—		(30)
Consolidated	$99	$(32)		$160		$227

(1)	Asset-Intensive is net of $1 DAC offset.

(2)	Asset-Intensive is net of $(109) DAC offset.

(Unaudited)	Six Months Ended June 30, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$67	$—		$10		$77
Financial Solutions:
Asset-Intensive	137	(37)	(1)	29	(2)	129
Capital Solutions	38	—		—		38
Total U.S. and Latin America	242	(37)		39		244
Canada Traditional	97	(7)		—		90
Canada Financial Solutions	5	—		—		5
Total Canada	102	(7)		—		95
EMEA Traditional	32	—		—		32
EMEA Financial Solutions	90	(6)		—		84
Total EMEA	122	(6)		—		116
Asia Pacific Traditional	71	—		—		71
Asia Pacific Financial Solutions	8	(1)		—		7
Total Asia Pacific	79	(1)		—		78
Corporate and Other	(68)	15		—		(53)
Consolidated	$477	$(36)		$39		$480

(1)	Asset-Intensive is net of $(37) DAC offset.

(2)	Asset-Intensive is net of $22 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2020	2019
Earnings per share from net income:
Basic earnings per share	$2.49	$3.23
Diluted earnings per share	$2.48	$3.18

Diluted earnings per share from adjusted operating income	$1.36	$3.31
Weighted average number of common and common equivalent shares outstanding	63,749	63,698

(Unaudited)	At June 30,
	2020	2019
Treasury shares	17,375	16,380
Common shares outstanding	67,936	62,758
Book value per share outstanding	$184.78	$170.64
Book value per share outstanding, before impact of AOCI	$128.82	$128.54

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2020	2019
Book value per share outstanding	$184.78	$170.64
Less effect of AOCI:
Accumulated currency translation adjustments	(3.09)	(1.96)
Unrealized appreciation of securities	60.19	44.87
Pension and postretirement benefits	(1.14)	(0.81)
Book value per share outstanding, before impact of AOCI	$128.82	$128.54

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2020:	Average Equity
Stockholders' average equity	$11,138
Less effect of AOCI:
Accumulated currency translation adjustments	(161)
Unrealized appreciation of securities	3,021
Pension and postretirement benefits	(66)
Stockholders' average equity, excluding AOCI	$8,344

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2020:	Income
Net Income	$568	5.1%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(50)
Change in fair value of embedded derivatives	224
Deferred acquisition cost offset, net	(99)
Tax expense on uncertain tax positions	8
Adjusted operating income	$651	7.8%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Net premiums	$2,790	$2,764	$5,609	$5,502
Investment income, net of related expenses	645	584	1,239	1,164
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	—	—	(34)	(9)
Other investment related gains (losses), net	81	12	(170)	29
Total investment related gains (losses), net	81	12	(204)	20
Other revenue	90	107	166	201
Total revenues	3,606	3,467	6,810	6,887
Benefits and expenses:
Claims and other policy benefits	2,700	2,516	5,364	5,024
Interest credited	187	158	333	291
Policy acquisition costs and other insurance expenses	290	260	538	572
Other operating expenses	188	222	383	424
Interest expense	42	43	83	83
Collateral finance and securitization expense	4	8	10	16
Total benefits and expenses	3,411	3,207	6,711	6,410
Income (loss) before income taxes	195	260	99	477
Provision for income taxes	37	58	29	105
Net income (loss)	$158	$202	$70	$372
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